Exhibit 10.04

                                December 9, 2002



<<FirstName>>  <<LastName>>
<<Company>>
<<Company1>>
<<Address1>>
<<Address2>>
<<City>>,  <<State>>  <<Zip>>

     RE: AMENDMENT - PROMISSORY NOTE ("NOTE") OF PENN OCTANE CORPORATION (THE "COMPANY") CURRENTLY HELD BY YOU WITH A DUE DATE OF DECEMBER 15, 2002 AND RELATED AGREEMENTS AND INSTRUMENTS

Dear Holder Of The Promissory Notes:

     Reference is made to the promissory note(s) which is currently held by you in connection with one or more of the following transactions with the Company:

     i.) The promissory note(s) originally issued by the Company in connection with the private placement on or around December 17, 1999 (the "Original Notes"), as amended (the "Restructured Notes"),
     ii.) The promissory note(s) originally issued by the Company contemporaneously with the issuance of the Original Notes (the "Original Other Notes"), as amended (the "Other Restructured Notes"), and/or
     iii.) The promissory note(s) originally issued by the Company contemporaneously with the restructuring of the Original Notes and the Original Other Notes (the "New Notes").
     iv.) The promissory note originally issued in June 2002 (the "Additional Note").

     The Restructured Notes, the Other Restructured Notes, the New Notes and the Additional Note are collectively referred to as the "Promissory Notes" and all of the underlying agreements pertaining to the Promissory Notes, including the purchase agreement, the note agreement, the common stock purchase warrant agreement, the registration rights agreement, and all related amendments, if any, are collectively referred to as the "Original Documents".

     The Promissory Notes, including unpaid interest are due and payable on December 15, 2002. The Company is not able to repay the Promissory Notes without incurring significant additional costs. Accordingly, the Company desires to extend the payment date of the Promissory Notes in order to be able to pay down the Promissory Notes from ordinary working capital.

Amendment To Promissory Notes
December 9, 2002
Page 2 of 4


     As you are aware, the Company has reported net income since the quarter ended January 31, 2002 and expects to continue to achieve these favorable results. Since last year, the Company has been able to reduce its working capital deficit significantly. Unfortunately, the timing and manner of certain reductions in working capital components forced the Company to experience a significant strain on its cash flow including the utilization of funds which had originally been designated for paying down a portion or all of the Promissory Notes.

     The Company therefore wishes to extend the payment due date on the Promissory Notes until December 15, 2003, with amortization of principal in equal monthly installments beginning March 2003, or sooner, at the option of the Company. In addition, the Company will continue to pay interest on the Promissory Notes at a rate of 16.50% per annum, payable quarterly. The Company will also extend the expiration date of the warrants currently held by you in connection with the original issuance of the Promissory Notes. Finally, the Company agrees to pay you a fee equal to 1.5% of the principal amount of the Promissory Notes which remain outstanding, if any, at the close of business on December 15, 2002, March 15, 2003, June 15, 2003 and September 15, 2003.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and you hereby agree that your Original Documents shall be, and hereby are, amended, effective from and after December 15, 2002, to the fullest extent necessary to effectuate the following:

     1.   Promissory  Notes. The Promissory Notes held by you are hereby amended
          -----------------
          to  the  full  extent  necessary  to  effectuate  the  following:

               (a) Extend the payment due date from "December 15, 2002" to "December 15, 2003".
               (b) Principal payments shall be due in equal monthly installments beginning March 15, 2003. In addition, the Company will use its bests efforts to make additional principal payments on the Promissory Notes from available working capital, if any, in order to pay down the principal due on the Promissory Notes earlier than the due date.
               (c) The Promissory Notes may be repaid by the Company at any time without penalty.
               (d) Payment of interest on the Promissory Notes outstanding at the rate of 16.50% per annum on January 1, 2003 (originally due December 15, 2002), March 15, 2003, June 15, 2003,
                    September  15,  2003  and  December  15,  2003.

     2.   Additional Payment. The Company will pay to you a fee equal to 1.5% of
          ------------------
          the amount of your Promissory Notes which are outstanding on each of the following dates; December 15, 2002, March 15, 2003, June 15, 2003

Amendment To Promissory Notes
December 9, 2002
Page 3 of 4


          and September 15, 2003. The fee will be payable in accordance with the interest payment dates described in 1(d) above. The fee is not due on any principal balance which is paid down during any of the interim periods.


     3.   Warrants.  The  Company  will  extend  the  expiration  date  on those
          --------
          warrants which you received in connection with the original issuance of the Promissory Notes and related amendments. The current expiration date on those warrants shall be changed from "December 15, 2004" to "December 15, 2006".

     4.   Declining  Noteholders.  Notwithstanding  anything  to  the  contrary
          ----------------------
          contained in your Original Documents, you hereby agree that, to the extent that any other holders of the Promissory Notes do not agree to this amendment letter by December 13, 2002 (collectively, the "Declining Promissory Noteholders"), the Company shall be entitled to repay such Declining Promissory Noteholders all amounts owing by the Company to such Declining Promissory Noteholders under their respective Original Documents without, by virtue thereof, in any way breaching or otherwise being in default of any of your Original
          Documents. Any such amounts paid, shall be excluded from the definition of "Financing" provided for in your Original Documents.

     If you are in agreement with the terms of this amendment letter, please indicate so by signing below and faxing an executed copy to Ian Bothwell at
(760) 772-8588 no later than the close of business on December 13, 2002.

Very truly yours,

Penn Octane Corporation



By:
    --------------------------------------------
Its:  Vice President and Chief Financial Officer

     The undersigned holder of the Promissory Note and other Original Documents referred to in this amendment letter hereby acknowledges his/her/its agreement to all of the provisions of this amendment letter and intention to be so bound. The undersigned also agrees to keep the contents of this amendment letter and any documents or discussions regarding the same strictly confidential and not to use the same for any purpose pending public disclosure thereof by the Company; provided, however, that the undersigned may consult with his, her or its agents and advisors with respect to the transactions contemplated hereby and, in connection therewith, disclose the terms and contents of this amendment letter and any other documents relating to the subject matter thereof or hereof.

<<FirstName>>  <<LastName>>
<<Company>>
<<Company1>>


By:  _________________________________

Its: _________________________________

Date: ________________________________

Promissory Note Amount:  $ <<NoteAmt>>
                          ------------



Name and Telephone Number of Holder:

______________________________________

______________________________________

______________________________________


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